UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2022

PMV Consumer Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39534	84-5174573
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

249 Royal Palm Way, Suite 503
Palm Beach, FL	33480
(Address of principal executive offices)	(Zip Code)

(561) 318-3766
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Warrant	PMVC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	PMVC	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PMVC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Position of Chairman and Chief Executive

P. Kasper Jakobsen, the Chairman of the Board of PMV Consumer Acquisition Corp. (the “Company”), will change his role in the continuing enterprise to one of “Director” within the reconstituted Company’s Board of Directors (the “Board”), effective August 25, 2022.  Mr. Jakobsen, who is based in Dubai, continues to bring considerable executive consumer experience to the Company, including extensive relationships in the Asia Pacific region.

Election of Chairman

The Board ratified the appointment of Marc Gabelli as Chairman of the Board and Co-Chief Executive Officer of the Company, effective August 25, 2022.  Mr. Gabelli is the President of GGCP, Inc. the parent company of Associated Capital Group, Inc. (NYSE: AC), which formed the Company’s sponsor, PMV Consumer Acquisition Holding Company, LLC. Mr. Gabelli served as President of AC from its formation until November 2016 and has served as a director since May 2017. With this appointment and those of the other officers identified below, the continuing Company will have substantially all of its management team concentrated in the greater New York area.

Mr. Gabelli also served as a director of GAMCO Investors, Inc. from November 2014 until May 2016. Mr. Gabelli has served as President of GGCP since 1999 and as a director since 1994.  Mr. Gabelli has been Chairman of Teton Advisers, Inc. (OTC: TETA) since January 2018 and LGL Group, Inc. (NYSE American: LGL) since 2017, and Chair of Gabelli Merger Plus+ Trust PLC (LSE: GMP) since 2017. Mr. Gabelli also has been Co-Chief Executive Officer of Gabelli Securities International Ltd. since 1994, Managing Partner of Horizon Research of New Delhi India since 2012, and Director and Managing Partner of Swiss based GGCP and GAMA Funds Holdings GmbH since 2010. He also has been Chair and Chief Executive of Gabelli & Partners Italia S.r.L. and Gabelli Value for Italy S.p.A., a Milan stock exchange listed special purpose acquisition corporation, since 2018. Mr. Gabelli served as Chief Executive Officer, Chairman and as a director of LGL Systems Acquisition Corp. (“LGL SPAC”), a special purpose acquisition corporation listed on the NYSE, from September 2019 until August 2021 (the close of LGL SPAC’s business combination with IronNet, Inc.). As a fund manager since 1990, Mr. Gabelli’s focus is global value investments with portfolio assignments including alternative and traditional asset management. He manages alternative investment portfolios and investment companies trading on the London Stock Exchange. He has managed several Morningstar five star mutual funds and a Lipper #1 ranked global equity mutual fund. In corporate matters, he has assisted on group restructurings, including GAMCO’s initial public offering and the subsequent formation of AC. He built the hedge fund platform of AC’s wholly-owned subsidiary, Gabelli & Partners, LLC, and expanded the business internationally, opening the GAMCO London and Tokyo offices. In 2001, he also formed and served as General Partner of OpNet Partners, a Gabelli venture capital fund focused on optical networking technologies. He is also a Director of LICT Corporation (OTC: LICT). Mr. Gabelli is active in a variety of charitable educational efforts in the United States, Europe and the United Kingdom.  Mr. Gabelli began his career in equity research and arbitrage for Lehman Brothers International. He is a member of the New York Society of Security Analysts. He received an M.B.A. from the Massachusetts Institute of Technology and is a graduate of Harvard University, with a Master’s degree in Government, and Boston College, with a Bachelor’s degree in economics.  Mr. Gabelli brings to the Board his management skills and expertise in finance, investment and merger and acquisition matters.

Appointment of Certain Officers

The Board ratified the appointment of Robert LaPenta, Jr. as Co-Chief Executive Officer of the Company, effective August 25, 2022.  Mr. LaPenta has an extensive career spanning over 30 years in finance, accounting, consulting, capital markets origination, equity trading, asset allocation and mergers and acquisitions and has been active in transaction sourcing, processing and execution. Mr. LaPenta began his career as a Senior Associate at Coopers & Lybrand as a CPA responsible for managing audits, consulting, M&A due diligence and special project engagements for multiple clients in various industries. Mr. LaPenta transitioned full time into the investment banking sector spending the next 13 years focused on trading and capital market activities culminating in the role of Managing Director and Co-head of Equity Trading at Bank of America Securities, LLC where he managed the firm's equity capital commitment, proprietary trading, secondary offerings and risk management within cash trading. In 2007, Mr. LaPenta joined L-1 Identity Solutions, Inc. as Vice President of Mergers and Acquisitions and Corporate Strategy. Mr. LaPenta managed the firms M&A processes from sourcing, structuring, valuation, diligence and financing of multiple transactions with the most notable being the negotiation of the $1.6 billion sale of L-1 to Safran and BAE Systems. Following the sale of L-1, Mr. LaPenta became a Partner of Aston Capital an alternative asset management firm of the LaPenta family office and co-founded the Boundary Group, an investment partnership focused on private investments in the aerospace, defense, and intelligence markets. Mr. LaPenta has previously served on the boards of directors of Revolution Lighting Technologies, Inc. (until 2016), an LED lighting and control solutions company, TherapeuticsMD (Nasdaq: TXMD), a women's healthcare product provider, The Radiant Group, a provider of geospatial analytics to the U.S Intelligence community (now part of Nasdaq: MAXR), AFIX Technologies, a provider of biometric solutions for governments and civil agencies, is currently a board member of LGL Group, Inc. (NYSE American: LGL), a board observer of ARKA, a provider of satellite data processing and related critical technologies to the U.S. Government and Intelligence Agencies and sits as an Audit Committee member for St. David's School New York City.  Mr. LaPenta is also a member of the board of directors of IronNet, Inc., a global leader in cybersecurity, since August 2021. Prior to that, he served as Co-Chief Executive Officer and Chief Financial Officer of LGL SPAC from March 2021 to August 2021 (the close of LGL SPAC’s business combination with IronNet, Inc.), and from September 2019 to March 2021 as Executive Vice President and Chief Financial Officer. Mr. LaPenta graduated from Boston College with a Bachelor's degree in Accounting and Finance and has been a registered CPA (inactive) in the State of New York.

The Board ratified the appointment of Timothy Foufas as Co-President and Secretary of the Company, effective August 25, 2022.  He has served as the Managing Partner of Plato Foufas & Co., LLC, a financial services company, since 2005. Mr. Foufas served as Chief Executive Officer for LGL SPAC from September 2019 to September 2019, and as Vice President and Chief Operating Officer from September 2019 to August 2021 (the close of LGL SPAC’s business combination with IronNet, Inc.). In addition, Mr. Foufas served as President of Levalon Properties, LLC, a real estate property management company, from 2007 to June 2018. Previously, Mr. Foufas served as Senior Vice President of Bayshore Management Co., LLC, a real estate property management company, from 2005 to 2006. Prior to joining Bayshore Management Co., LLC, he was the Director of Investments at Liam Ventures Inc., a private equity investment firm, from 2000 to 2005. Mr. Foufas has also served on the Board of Directors for LGL Group, Inc. (NYSE American: LGL), a leader in the design and manufacture of customized electronic components used primarily to control the frequency or timing of electronic signals in communication systems, since 2007.

The Board ratified the appointment of Nathan Miller as Chief Financial Officer of the Company, effective August 25, 2022.  Mr. Miller has worked in institutional investment management for more than 20 years and has served as a partner and portfolio manager at Emles Advisors LLC, an asset manager founded in 2018, since 2020.  In 2012, Mr. Miller launched NGM Asset Management to combine passive, positive carry, high quality securities with opportunistic active management, and has served as its Chief Investment Officer since 2012. From 2011 to 2012, Mr. Miller managed an equity long/short portfolio at Citadel Investment Group in New York. From 2009 to 2011, Mr. Miller was Co-Head of Equity Long/Short Desk at RBC Capital Markets, with a focus on Industrials and Cyclicals. He also oversaw risk management and the structure of eleven different investment teams across all sectors for the $2 billion fund. From 2003 to 2009, Mr. Miller served as an Aerospace & Defense, Industrials & Cyclicals and Multi-Industry analyst at SAC Capital, where he managed a carve-out of a larger $1 billion Industrials portfolio. From 2000 to 2003, Mr. Miller served as a home-building, building materials and retail analyst for Goldman Sachs. Mr. Miller graduated from The Johns Hopkins University with a Bachelor’s degree in Biomedical Engineering and Electrical & Computer Engineering, a Bachelor’s degree in Economics and a Minor in Entrepreneurship & Management.

The Board ratified the continued service of Joseph Gabelli as Co-President of the Company, effective August 25, 2022.

John N. Givissis will continue as Senior Vice President and Chief Accounting Officer of the Company.

Departure of Directors or Certain Officers

Douglas R. Jamieson, the Non-Executive Co-Chairman of the Board, and Mr. Peter D. Goldstein, Executive Vice President of the Company, each notified the Company of his intention to resign his position with the Company, effective August 25, 2022, in order to more fully pursue other commitments. Each of Mr. Jamieson and Mr. Goldstein has indicated that his resignation as an officer of the Company was not the result of any disagreement with management or the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2022	PMV CONSUMER ACQUISITION CORP.

	By:	/s/ Timothy J. Foufas
	Name:	Timothy J. Foufas
	Title:	Co-President and Secretary

3